FOR IMMEDIATE RELEASE	CONTACT:
Herman F. Dick, Jr. (614) 870-5604

CORE MOLDING TECHNOLOGIES SIGNS LETTER OF INTENT
TO ACQUIRE PREMIX

COLUMBUS, Ohio – November 8, 2006 – Core Molding Technologies, Inc. (AMEX: CMT) announced today that it has signed a Letter of Intent to acquire Premix Holding Company, a privately held manufacturer and developer of thermoset compounds and a custom molder of fiberglass reinforced products with more than 46 years of experience. Premix is based in North Kingsville, OH with additional operations in Bay City, MI.

“We believe the acquisition of Premix strongly supports our market diversification strategy and helps mitigate the cyclical nature of our existing businesses,” said James L. Simonton, President and Chief Executive Officer. Premix serves a broad range of industries including appliance, electrical, light vehicle, commercial vehicle, construction, marine and others. Simonton continued “we are encouraged by their reputation in the industry and with their history of financial performance”.

The company declined to disclose the purchase price, but noted that Premix’s fiscal year 2006 annual sales were approximately $75 million. The acquisition is anticipated to close in early 2007, subject to certain conditions, including satisfactory completion of due diligence and entering into a definitive acquisition agreement. Core expects to continue Premix’s existing operations.

Core Molding Technologies, Inc. is a compounder of sheet molding composites (SMC) and molder of fiberglass reinforced plastics. The Company’s processing capabilities include the compression molding of SMC, resin transfer molding, multiple insert tooling (MIT), spray up and hand lay up processes. The Company produces high quality fiberglass reinforced, molded products and SMC materials for varied markets, including light, medium and heavy-duty trucks, automobiles, automobile aftermarket, personal watercraft and other commercial products. Core Molding Technologies, with its headquarters in Columbus, Ohio, operates plants in Columbus and Batavia, Ohio, Gaffney, South Carolina, and Matamoros, Mexico. More information on Core Molding Technologies can be found at www.coremt.com.

This press release contains certain forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements involve known and unknown risks and are subject to uncertainties and factors relating to Core Molding Technologies’ operations and business environment, all of which are difficult to predict and many of which are beyond Core Molding Technologies’ control. These uncertainties and factors could cause Core Molding Technologies’ actual results to differ materially from those matters expressed in or implied by such forward-looking statements.

Core Molding Technologies believes that the following factors, among others, could affect its future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements made in this press release: business conditions in the plastics, transportation, watercraft and commercial product industries; general economic conditions in the markets in which Core Molding Technologies operates; dependence upon four major customers as the primary source of Core Molding Technologies’ sales revenues; recent efforts of Core Molding Technologies to expand its customer base; failure of Core Molding Technologies’ suppliers to perform their contractual obligations; the availability of raw materials; inflationary pressures; new technologies; competitive and regulatory matters; labor relations; the loss or inability of Core Molding Technologies to attract key personnel; the availability of capital; the ability of Core Molding Technologies to provide on-time delivery to customers, which may require additional shipping expenses to ensure on-time delivery or otherwise result in late fees; risk of cancellation or rescheduling of orders; management’s decision to pursue new products or businesses which involve additional costs, risks or capital expenditures; and other risks identified from time-to-time in Core Molding Technologies other public documents on file with the Securities and Exchange Commission, including those described in Item 1A of the 2005 Annual Report to Shareholders on Form 10-K.